                              SECRETARY OF STATE

                              [NEVADA STATE SEAL]

                                STATE OF NEVADA

                               CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that KAZARI INTERNATIONAL, INC. did on JANUARY 8, 1998 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevade, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

                          IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on January 8, 1998.

                          /s/ Dean Heller
[SEAL]
                          Secretary of State

                          By /s/ Illegible
                          Certification Clerk

         FILED
   IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

                                      ARTICLES OF INCORPORATION
JAN 08 1998
                                                 OF
NO. C-353-98
   ---------------                   KAZARI INTERNATIONAL, INC.
   /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE


     I, the person hereinafter named as incorporator, for the purpose of associating to establish a corporation under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation:


                                  ARTICLE I.
                                     NAME

     The name of this corporation is Kazari International, Inc.


                                  ARTICLE II.
                         AGENT FOR SERVICE OF PROCESS

     The name of this corporation's initial agent in the State of Nevada for service of process is CSC Services of Nevada, Inc. The address of the agent is 502 East John Street, Carson City, Nevada 89706.


                                 ARTICLE III.
                                     STOCK

     The corporation is authorized to issue only one class of shares of stock, to be known as "common stock." The total number of shares that the corporation is authorized to issue is Forty Million (40,000,000), all of which are of a par value of $.001 each.


                                  ARTICLE IV.
                                   DIRECTORS

     The governing board of the corporation shall be styled as a "Board of Directors," and any member of the Board shall be styled as a "Director."

     The number of members constituting the first Board of Directors of the corporation is two (2). The names and post office boxes or street addresses, either residence or business, of said members are as follows:


                   Name                                Address
                   ----                                -------
                   T.F. Fred Tham                      1304 Pik Hoi House
                                                       Choi Hung Estate
                                                       Kowloon, Hong Kong

                   Terry Woo                           745 E. 50th Ave.
                                                       Vancouver, B.C.
                                                       Canada V5X 1B4

     The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.


                                   ARTICLE V.
                        LIMITATION OF DIRECTOR LIABILITY

     The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permissible under the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.


                                   ARTICLE VI.
                                 INDEMNIFICATION

     The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented (the "Law"), indemnify any and all persons whom it shall have power to indemnify under the Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by the Law. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person,

                                 [LETTERHEAD]




                          CERTIFICATE OF ACCEPTANCE
                             OF APPOINTMENT BY
                              RESIDENT AGENT


In the matter of
                    KAZARI INTERNATIONAL, INC.
------------------------------------------------------------------------------
                       Name of Corporation

I, CSC SERVICES OF NEVADA, INC. with address at Suite F
   ----------------------------                      ------------------------,
     Name of Resident Agent

Street  502 E JOHN ST
       ----------------------------------------------------------------------,

City of CARSON CITY, State of Nevada, Zip Code 89706
       -------------                           ------------------------------,

hereby accept appointment as resident agent of the above-named corporation in accordance with NRS 78.090.
(mailing address if different:                                               )
                              ------------------------------------------------

    JAN 8      1998       BY: /s/ [Illegible]
--------------   --     ------------------------------------------------------
                              Signature of Resident Agent


NRS 78.090. Except during any period of vacancy described in NRS 78.097, every corporation must have a resident agent, who may be either a natural person or a corporation, resident, or located in this state. Every resident agent must have a street address, where he maintains an office for the service of process, and may have a separate mailing address such as a Post Office Box, which may be different from the street address. The address of the resident agent is the registered office of the corporation in this state. The resident agent may be any bank or banking corporation or other corporation located and doing business in this state. The Certificate of Acceptance must be filed at the time of the initial filing of the corporate papers.

                         CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION
                                     OF
                          KAZARI INTERNATIONAL, INC.

     Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, it is hereby certified that:

     FIRST:     The name of the Corporation is Kazari International, Inc.

     SECOND:    The Board of Directors of the corporation duly adopted the following resolutions on March 23, 1999:

     "RESOLVED FURTHER that Article 1 of the Articles of Incorporation of the Corporation be amended to read in full as follows:

          Article I. NAME The name of this corporation is e-Auction Global Trading Inc."

     THIRD:     The total number of outstanding shares having voting power of the corporation is 39,820,000 and the total number of votes entitled to be cast by the holders of all of said outstanding shares is 39,820,000.

     FOURTH:    The holders of at least a majority of the aforesaid total
number of outstanding shares having voting power, to wit, 34,500,000 shares, dispensed with the holding of a meeting of stockholders and adopted the amendment herein certified by a consent in writing signed by such majority in accordance with the provisions of Nevada Revised Statutes, Title 7, Section 78.320.

     IN WITNESS WHEREOF the undersigned President and Secretary of Kazari International, Inc. have executed this certificate on this 24 day of March, 1999.


                                          /s/ Shane Maine
                                          ------------------------------------
                                          SHANE MAINE, President


                                          /s/ Michael Gilley
                                          ------------------------------------
                                          MICHAEL GILLEY, Secretary

City of Toronto              )
                             )  ss
Province of Ontario          )

On April 1, 1999 before me, the undersigned a notary public personally appeared Shane Maine, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal,


/s/ Alex Moore
------------------------------------
   Name of Notary Public


Notary Expiration Date:     N/A                     [SEAL]
                        ------------

                                   * * * * *


City of Vancouver            )
                             ) ss
Province of British Columbia )

On March 24, 1999 before me, the undersigned a notary public personally appeared Michael Gilley, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal,


/s/ Joel A. Guralnick
------------------------------------
     Name of Notary Public


Notary Expiration Date:     N/A                       [SEAL]
                       -------------

                           CERTIFICATE OF AMENDMENT OF
                            ARTICLES OF INCORPORATION
                                     OF
                            KAZARI INTERNATIONAL, INC.

     Pursuant to the provisions of Nevada Revised Statutes. Title 7, Chapter 78, it is hereby certified that:

     FIRST:  The name of the Corporation is Kazari International, Inc.

     SECOND: The Board of Directors of the corporation duly adopted the following resolutions on March 23, 1999;

     "RESOLVED FURTHER that Article 1 of the Articles of Incorporation of the Corporation be amended to read in full as follows:

          Article 1. NAME The name of the corporation is "Auction Global Trading, Inc."

     THIRD: The total number of outstanding shares having voting power of the corporation is 39,820,000 and the total number of votes entitled to be cast by the holders of all of said outstanding shares is 39,820,000.

     FOURTH: The holders of at least a majority of the aforesaid total number of outstanding shares having voting power, to wit, 34,500,000 shares, dispensed with the holding of a meeting of stockholders and adopted the amendment herein certified by a consent in writing signed by such majority in accordance with the provisions of Nevada Revised Statutes, Title 7,
Section 78.32D.

     IN WITNESS WHEREOF the undersigned President and Secretary of Kazari International, Inc. have executed this certificate on this 24 day of March 1999.

                                       /s/ Shane Maine
                                       --------------------------
                                       SHANE MAINE, President

                                       /s/ Michael Gilley
                                       --------------------------
                                       MICHAEL GILLEY, Secretary

City of Toronto      )
                     )        ss
Province of Ontario  )

On April 1, 1999 before me, the undersigned a notary public personally appeared Shane Maine personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the name in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


    [ILLEGIBLE]
------------------------
Name of Notary Public

Notary Expiration Date: N/A                                  [SEAL]


                                  * * * * *

City of Vancouver             )
                              )        ss
Province of British Columbia  )


On March 24, 1999 before me, the undersigned a notary public personally appeared Michael Gilley personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the name in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


     [ILLEGIBLE]
------------------------  [STAMP]
Name of Notary Public

Notary Expiration Date: N/A                                  [SEAL]

              OFFICERS' CERTIFICATE OF KAZARI INTERNATIONAL, INC.

     We, the undersigned President and Secretary of Kazari International, Inc., a Nevada [ILLEGIBLE] (the "Company"), in accordance with Sections
78.207 and 78.209 of the Nevada General Corporation Law, do hereby certify:

     (1) that the Board of Directors of the Company has authorized the cancellation of the reverse split of all of its issued and outstanding shares of Common Stock of the Company (the "Common Stock") that took effect on January 29, 1999 (the "Reverse Split") pursuant to that certain Officers' Certificate of the Company that was filed with the Secretary of State of Nevada on January 22, 1999;

     (2) that the Board of Directors has authorized an increase in the number of authorized shares of Common Stock of the Company from 40,000,000 shares of Common Stock to 250,000,000 shares of Common Stock; and

     (3) as follows:

         (a) that the number of authorized shares of the Company prior to the Reverse Split was 40,000,000 shares of Common Stock, par value $0.001;

         (b) that effective as of the Reverse Split, the number of authorized shares of the Company remained at 40,000,000 shares of Common Stock, par value $0.001;

         (c) that there were no exchanges of stock certificates in accordance with the Reverse Split whereby for every two (2) existing issued and outstanding shares of Common Stock held, the holder was to receive one (1) share of new Common Stock, par value $0.001 per share; and

         (d) that effective as of the filing of this Officers' Certificate, the number of authorized shares of the Company shall increase from 40,000,000 shares of Common Stock, par value of $0.001 to 250,000,000 shares of Common Stock, par value of $0.001.

     IN WITNESS WHEREOF, we have executed this Officers' Certificate on this 24 day of March, 1999.


                                          /s/ Shane Maine
                                          ------------------------------------
                                          SHANE MAINE
                                          President


                                          /s/ Michael Gilley
                                          ------------------------------------
                                          MICHAEL GILLEY
                                          Secretary

City of Toronto                 )
                                )     as
Province of Ontario             )


On April 1, 1999 before me, the undersigned a notary public in and for said county and state, personally appeared Shane Maine, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS My hand and Official Seal

/s/ John Alexander Moore
-------------------------------------

John Alexander Moore
-------------------------------------
Printed Name of Notary Public

My Commission Expires     N/A                                     [SEAL]
                       ------------

------------------------------------------------------------------------------

City of Vancouver            )
                             )       as
Province of British Columbia )

On March 29, 1999 before me, the undersigned a notary public in and for said county and state, personally appeared Michael Gilley, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS My hand and Official Seal

/s/ Joel A. [ILLEGIBLE]
-------------------------------------

Joel A. [ILLEGIBLE]
-------------------------------------
Printed Name of Notary Public

My Commission Expires     N/A                                     [SEAL]
                       ------------